                                                                    EXHIBIT 10.1

                 SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT
                           ---------------------------


         THIS SECOND AMENDMENT TO THE FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is made as of June 1, 1999, by and among FLEET CAPITAL CORPORATION, a Rhode Island corporation (the "Lender"), and D&K HEALTHCARE RESOURCES, INC. ("D & K"), JARON, INC. ("Jaron") and JEWETT DRUG CO., a South Dakota corporation ("Jewett") (D & K, Jaron and Jewett are sometimes hereinafter referred to individually as "Borrower" and collectively as "Borrowers").

                             Preliminary Statements
                             ----------------------

         Lender, D & K and Jaron are parties to that certain Fourth Amended and Restated Loan and Security Agreement dated as of August 7, 1998 (as amended, restated or renewed from time to time, the "Loan Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Loan Agreement.

         D & K has requested that Lender amend certain provisions of the Loan Agreement and certain other Loan Documents to, among other things, (i) allow for the acquisition by D&K of all the issued and outstanding shares of capital stock of Jewett pursuant to that certain Purchase Agreement (the "Purchase Agreement") dated June 1, 1999 between D & K and Harvey C. Jewett, IV (the "Acquisition"), and (ii) to make Jewett, upon closing of the Acquisition, a Borrower under the Loan Agreement.

         Jewett will derive substantial benefits from becoming a Borrower under the Loan Agreement, as it will borrow under the Loan Agreement from time to time for operating capital and equipment purchases as part of its operations.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Addition of Jewett as Borrower. Jewett hereby acknowledges that it has reviewed, and that it understands and agrees to, the terms of that certain Fourth Amended and Restated Loan and Security Agreement dated as of August 7, 1998 as amended by First Amendment dated as of November 25, 1998, each among Lender, D & K, and Jaron, and joins in the Loan Agreement and the other Loan Documents as a party thereto, hereby agreeing that it is jointly and severally liable thereunder as a Borrower and hereby granting a continuing lien on certain of its Property as provided therein.

         2. Consents. Lender hereby consents to the Acquisition, to Jewett's consolidation with D & K, to the joinder of Jewett as party to the Securitization Documents, and D&K's guaranty of Jewett's obligations thereunder, and to the Borrower's doing business at the locations described on Exhibit A hereto, subject to the satisfaction of all conditions set forth in this Amendment. This consent shall in no respect be deemed a consent to the acquisition by D & K, Jaron, or Jewett of any property other than as specifically described in the Purchase Agreement.

         3. Increase in Amount. The amount of the Total Credit Facility is hereby increased to $95,000,000. Accordingly, all references in the Loan Agreement to "$75,000,000" are hereby amended to "$95,000,000.

         4. Letter of Credit Fees. Section 2.3 of the Loan Agreement [RELATING TO LETTER OF CREDIT AND L/C GUARANTY FEES] is hereby deleted in its entirety and replaced with the following new Section 2.3:


                           2.3 Letter of Credit and LC Guaranty Fees. Borrowers
                  shall pay to Lender:

                           (a) for standby Letters of Credit and LC Guaranties
                  of standby Letters of Credit outstanding from time to time during the term of this Agreement, a per annum fee equal to the product of (i) the Applicable Margin for LIBO Rate loans in effect on the date of issuance of the Letter of Credit or LC Guaranty times (ii) the aggregate face amount of each such Letter of Credit and LC Guaranty, which fee shall be deemed fully earned upon issuance of each such Letter of Credit or LC Guaranty and shall be due and payable upon the issuance of such Letter of Credit or execution of such LC Guaranty, plus all normal and customary charges associated with the issuance thereof, which charges shall be deemed fully earned upon issuance of each such Letter of Credit or LC Guaranty, shall be due and payable on the first Business Day of each month and shall not be subject to rebate or proration upon the termination of this Agreement for any reason; and

                           (b) for documentary Letters of Credit and LC
                  Guaranties of documentary Letters of Credit outstanding from time to time during the term of this Agreement, a per annum fee equal to the product of (i) the Applicable Margin for LIBO Rate loans in effect on the date of issuance of the Letter of Credit or LC Guaranty times (ii) the aggregate face amount of each such Letter of Credit and LC Guaranty, and an additional per annum fee equal to the product of (x) the Applicable Margin for LIBO Rate loans in effect on the date of issuance of the Letter of Credit or LC Guaranty times (y) the aggregate face amount of each such Letter of Credit and LC Guaranty for each renewal and each extension thereof plus the normal and customary charges associated with the issuance and administration of each such Letter of Credit or LC Guaranty (which fees and charges shall be fully earned upon issuance, renewal or extension (as the case may be) of each such Letter of Credit or LC Guaranty, shall be due and payable on the first Business Day of each month, and shall not be subject to rebate or proration upon the termination of this Agreement for any reason).

         5. Leases. Section 8.2.13 [RELATING TO LEASES] is hereby deleted and replaced with the following:

                           8.2.13 Leases. Become, or permit any of its
                  Subsidiaries to become, a lessee under any operating lease (other than a lease under which a Borrower or any of its Subsidiaries is lessor) of Property if the aggregate Rentals payable during any current or future period of 12 consecutive months under the lease in question and all other leases under which Borrowers or any of their Subsidiaries is then lessee would exceed $2,000,000. the term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any Lease.

         6. Securitization Document Termination. A new Section 8.2.17 [RELATING TO TERMINATION OF SECURITIZATION DOCUMENTS] is hereby added to the Loan Agreement as follows:

                           8.2.17 Termination of Securitization Documents. Upon
                  the termination of the Securitization Documents, fail to execute and deliver at Lender's request therefor any documents, instruments or agreements, including UCC Financing Statements or amendments thereto, to ensure that Lender has a perfected first lien on all of each Borrower's Accounts and General Intangibles. Such assets had formerly been pledged or transferred to a third party in connection with the Securitization Documents, but the parties hereto acknowledge and agree that all rights thereto should revert to Borrower, with a first lien in favor of Lender, upon termination of the Securitization Documents.

         7. Financial Covenants. Section 8.3 of the Loan Agreement [RELATING TO SPECIFIC FINANCIAL COVENANTS] is hereby deleted in its entirety and replaced with the following new Section 8.3:

                           Specific Financial Covenants. During the term of this
                  Agreement, and thereafter for so long as there are any Obligations to Lender, each Borrower covenants that, unless otherwise consented to by Lender in writing, it and all other Borrowers shall (all financial covenants being computed on a consolidated basis):


                           (A) Current Ratio. Maintain at all times a ratio of
                  Consolidated Current Assets to Consolidated Current Liabilities of not less than 1.25 to 1.0. For purposes of computing the ratio contemplated herein, (i) the amount of Borrowers' Inventory comprising Consolidated Current Assets shall be computed on a first in, first out basis in accordance with GAAP, and (ii) any transfers of assets made pursuant to the Securitization Documents shall be ignored.


                           (B) Interest Coverage Ratio. Maintain at all times
                  for each period of three (3) consecutive months (computed on a rolling-basis commencing with the three month period ending March 31, 1995) a ratio of Net Cash Flow plus Interest Expense to Interest Expense of not less than 1.75 to 1.00.


                           (C) Maintenance of Capital Base. Maintain at all
                  times during the periods specified below a Capital Base in an amount not less than the amount shown below for the period corresponding thereto (excluding any purchases by D & K of its own stock made between May 20, 1999 and June 1, 2000 pursuant to a consent letter from Lender dated May 20, 1999):

                          PERIOD                                                      AMOUNT
                          ------                                                      ------
            June 1, 1999 through June 29, 2000                                      $ 3,000,000
            June 30, 2000 through June 29, 2001                                     $10,000,000
               June 30, 2001 and thereafter                                         $20,000,000

         8. Definitions. Appendix A to the Loan Agreement [RELATING TO DEFINITIONS] is hereby amended by replacing certain definitions therein with the new ones set forth below, as follows:


            Applicable Margin - For periods before delivery of the Borrowers' financial statements for the twelve-month period ending June 30, 2000, the Applicable Margin with respect to the Base Rate shall be 0.25%, and the Applicable Margin with respect to the LIBO Rate shall be 1.75%. For any period or date beginning with the delivery of the Borrowers' financial statements for the twelve-month period ending June 30, 2000 and thereafter, the Applicable Margin with respect to the Base Rate and the LIBO Rate, as applicable, shall be as set forth in the chart below corresponding to the Interest Coverage Ratio for the immediately preceding 12 month period ending each December 31 and June 30, as reflected by the most recently delivered financial statements for the period ending on such date, of Borrowers and their Subsidiaries pursuant to Section 8.1.3(i) (for the twelve month periods ending on June 30 of each year) and pursuant to Section 8.1.3(ii) (for the twelve month periods ending on December 31 of each year). The Applicable Margin shall be effective from and after the date of delivery of such financial statements:



  INTEREST COVERAGE RATIO                 APPLICABLE MARGIN                 APPLICABLE MARGIN
   FOR PRECEDING TWELVE                       BASE RATE                         LIBO RATE
===============================================================================================
        from 1.75 to 1.0                        1.00%                             2.50%
         to 2.00 to 1.0
        from 2.01 to 1.0                        0.75%                             2.25%
         to 2.50 to 1.0
        from 2.51 to 1.0                        0.50%                             2.00%
         to 3.00 to 1.0
        from 3.01 to 1.0                        0.25%                             1.75%
         to 3.25 to 1.0
        from 3.26 to 1.0                        0.00%                             1.50%
         to 3.50 to 1.0
          >3.50 to 1.0                          0.00%                             1.25%

In calculating the Interest Coverage Ratio, Lender will calculate numbers to hundredths, and amounts of .05 or greater will be rounded up to the next tenth. For example (and not by way of limitation) 2.45 shall be rounded to 2.5, but
2.44 shall be rounded to 2.4.

            Availability - means, on any date, the excess of the Borrowing Base over the sum of all outstanding Loans hereunder on such date.

            Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

                           (i) $95,000,000; or

                           (ii) an amount equal to 65% of the value of Eligible
            Inventory at such date calculated on the basis of the lower of cost or market with the cost of raw materials and finished goods calculated on a first-in, first-out basis,

                           MINUS

an amount equal to the sum of (A) the face amount of all letters of credit issued or guaranteed by Lender or any Affiliate of Lender for the account of a Borrower and outstanding at such date, and (B) any amounts which Lender may be obligated to pay in the future for the account of a Borrower.

                  Notwithstanding anything else herein to the contrary, Advances to or on behalf of Jaron will be limited at all times to the sum of 65% of the value of Jaron's Eligible Inventory, calculated as set forth above, MINUS the aggregate amount of Indebtedness of Jaron to D&K; and Advances to or on behalf of Jewett will be limited at all times to the sum of 65% of the value of Jewett's Eligible Inventory, calculated as set forth above, MINUS the aggregate amount of Indebtedness of Jewett to D&K.

                  Borrowers - collectively, D & K, Jaron, and Jewett, and "Borrower" shall mean any one of them.

                  Default Rate - as defined in Subsection 2.1.7 of the Agreement.

                  Net Cash Flow - For any period means Consolidated Adjusted Net Earnings from Operations during such period, plus amounts deducted in the computation thereof for depreciation, amortization and taxes, plus or minus, as the case may be, the net change in the D & K's Consolidated LIFO reserve during such period.

                  Jewett - Jewett Drug Co., a South Dakota corporation.

                  Total Credit Facility - $95,000,000.

         9. Exhibits. Exhibits A and B to the Loan Agreement are hereby updated to include the new addresses and jurisdictions contained on Exhibit A to this Amendment.


         10. Conditions Precedent. The Lender's consent to the Acquisition is expressly conditioned upon the satisfaction by Borrowers of the following conditions. Failure of Borrowers to deliver to Lender such documents, instruments or agreements, each in form and substance acceptable to Lender, no later than the delivery dates set forth herein, shall mean that the Lender's consents and the amendments related thereto contained herein are ineffective and void, and Borrowers shall be in default under the Loan Agreement:

                  (a) Delivery of this Amendment, duly executed by all Borrowers.

                  (b) Delivery of a Pledge Agreement from D&K pledging (i) all the stock of D&K Receivables Corporation ("Receivables"), together with all certificates of such stock and a stock power for each certificate, duly endorsed in blank, and (ii) that certain Non-Negotiable Promissory Note dated August 7, 1998 from Receivables to D&K, together with the original of such Note, duly endorsed to the order of Lender, and any and all replacements therefor and any additional notes executed and delivered from time to time by Receivables to D&K pursuant to the Securitization Documents.

                  (c) Delivery of a Pledge Agreement from D&K pledging all the stock of Jewett, together with all certificates of such stock and a stock power for each certificate, duly endorsed in blank.

                  (d) Delivery of such executed documents from Jewett or other third parties as Lender may require to provide for a perfected first lien in favor of Lender on all Collateral owned by Jewett or on Collateral of any Borrower kept at any location where Jewett does business, including, without limitation, (A) UCC-1 financing statements from all Borrowers for all locations in which Jewett will do business,
         (B) terminations of all liens on Jewett's assets other than those in favor of Lender and those which would be Permitted Liens under the Loan Agreement, and (C) executed processor's, warehouseman's, landlord's or mortgagee's waivers for all locations at which Jewett does business.

                  (e) Delivery of evidence that each Borrower is qualified to do business in the State of South Dakota, or evidence that such qualification is not necessary.

                  (f) Delivery of a copy of the Purchase Agreement, all transfer documents, the employment agreement between D & K and Jim Erickson, and all other opinions, consents, documents, instruments and agreements signed or received by D & K in connection with the Acquisition, including, without limitation Jewett's articles of incorporation and by-laws, together with all amendments thereto, authorizing resolutions of Jewett and D & K executed in connection therewith, and any instruments of transfer.

                  (g) Lender's satisfaction that all the terms and conditions of the Acquisition, including, without limitation, all legal and tax aspects thereof, the value and nature of the assets and liabilities of Jewett, and any liabilities which D & K may have assumed, directly or indirectly, thereunder, shall be as has been described to Lender upon Lender's approval of the Acquisition, and shall be satisfactory in form and substance to Lender.

                  (h) Without limiting the generality of the foregoing, Lender's satisfaction with any existing and potential liability of Jewett with respect to any environmental matters, including compliance with all laws and regulations relating to environmental protection.

                  (i) Lender's satisfaction with the corporate and legal structure of Jewett and all other Borrowers after the Acquisition, including, without limitation, the articles of incorporation and bylaws of each of them, and each agreement or instrument (including any shareholder's agreements, warrants, or similar documents) relating thereto.

                  (j) No later than the effective date of the Acquisition, delivery to Lender of an opinion or opinions of Borrowers' counsel as to, among other things, the due organization and good standing of Jewett, the authorization of Jewett to execute and deliver this Amendment, and any and all other documents, instruments and agreements executed and delivered in connection therewith, the enforceability of all such documents, instruments and agreements against Jewett in accordance with their respective terms, the enforceability of the Purchase Agreement against Jewett and D & K, and the compliance of the Acquisition with the articles of incorporation and by-laws of each of them, and such other matters (including, without limitation, the tax aspects thereof and compliance with all applicable securities laws) as Lender shall require.

                  (k) Delivery of duly executed amendments and/or consents by the parties to the Securitization Documents, containing such terms as are acceptable to Lender to incorporate Jewett into the Securitization and to allow for the Acquisition and for the amendments set forth herein.

                  (l) Delivery of duly executed amendments and/or consents by all participants in the Loans, containing such terms as are acceptable to Lender to allow for the amendments set forth herein, including, without limitation, an aggregate participation of $27,500,000 or more in the Loans.

                  (m) After funding of any Advances made in connection with the closing of the Acquisition, (including in such sum the full amount of any closing costs, whether or not paid at closing and the L/C Amount on the date thereof), there shall exist no Default or Event of Default under the Loan Agreement, and Borrowers shall have Availability of not less than $10,000,000.

                  (n) There shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of any Borrower or any of their Subsidiaries, taken as a whole, since December 31, 1998.

                  (o) No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of the Loan Agreement, the Purchase Agreement, or the consummation of the transactions contemplated thereby.

                  (p) Lender's satisfaction with the amount, types and terms and conditions of all insurance maintained by the Borrowers and their Subsidiaries, and the Lender shall have received loss payable endorsements for such insurance satisfactory to Lender.

                  (q) Delivery of a Landlord's Waiver for Jaron's facility located in Sunrise, Florida.

         11. Representations and Warranties.

            (a) Each Borrower hereby represents and warrants that no consent of any federal, state or local governmental agency or entity is required for the acquisition by D&K of all the issued and outstanding stock of Jewett, or the continuing operation of Jewett's business as a subsidiary of D&K, and that such acquisition and operation do not violate any federal or applicable state antitrust laws, rules or regulations, or any laws, rules or regulations relating to business combinations, restraints of trade, or other similar matters.

            (b) Jewett hereby joins in all the representations and warranties set forth in the Loan Agreement with respect to it and its business, each made as of the date of this Amendment. Without limiting the generality of the foregoing, Jewett represents and warrants that it as a South Dakota corporation, in good standing under the laws of its state of incorporation, and duly qualified to do business in all states where the nature of its business and properties makes such qualification necessary or appropriate.

            (c) D & K and Jaron hereby represent and warrant to Lender that all the representations and warranties set forth in the Loan Agreement are still true, complete and correct as if made as of the date of this Amendment.

         12. No Claims. Borrowers acknowledge that there are no existing claims, defenses (personal or otherwise) or rights of set-off or recoupment whatsoever with respect to any of the Loan Documents. Borrowers agree that this Amendment in no way acts as a release or relinquishment of any Liens in favor of the Lender securing payment of the Obligations.


         13. Miscellaneous. Except as expressly set forth herein, there are no agreements or understandings, written or oral, between any Borrower and Lender relating to the Loan Agreement and the other Loan Documents that are not fully and completely set forth herein or therein. Except to the extent specifically waived or amended herein or in any of the documents, instruments, or agreements delivered in connection herewith, all terms and provisions of the Loan Agreement and the other Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect in accordance with the respective terms thereof. This Agreement may be executed in one or more counterparts, and by different parties on different counterparts. All such counterparts shall be deemed to be original documents and together shall constitute one and the same agreement. A signature of a party delivered by facsimile or other electronic transmission shall be deemed to be an original signature of such party.

         IN WITNESS WHEREOF, this Amendment has been executed and delivered by the duly authorized representatives of the parties as of the date first above written.


                                               FLEET CAPITAL CORPORATION


                                               By:
                                                  ----------------------------
                                                  Name:  Edward M. Bartkowski
                                                  Title: Vice President


                                               D & K HEALTHCARE RESOURCES, INC.


                                               By:
                                                  ----------------------------
----------------------------
                                                  Name:
                                                  Title:


                                               JARON, INC.


                                               By:
                                                  ----------------------------
                                                  Name:
                                                  Title:


                                               JEWETT DRUG CO.


                                               By:
                                                  ----------------------------
----------------------------
                                                  Name:
                                                  Title:

                                    Exhibit A

      Supplemental List of Additional Business Locations and Jurisdictions Where Qualified
      ------------------------------------------------------------------------------------


     Jewett:          Chief Executive Office:                 217 Railroad Avenue, SE
                                                              Box 1240
                                                              Aberdeen, SD  57402-1240

                      Other Locations for Collateral:         807 Benson Road
                                                              Sioux Falls, SD 57105

                      Jurisdictions Qualified:                South Dakota, North Dakota


     D & K:           Other Locations for Collateral:         none


                      Other Jurisdictions Qualified:          none


     Jaron:           Other Locations for Collateral:         none


                      Other Jurisdictions Qualified:          none